                                                                    EXHIBIT 11.1


                             POSITRON CORPORATION
                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS
                    For the six months ended June 30, 1997
                       (in thousands, except share data)

                                                                                                 1996            1997
                                                                                             ----------       ----------
Net loss                                                                                     $   (3,639)      $   (1,756)
                                                                                             ==========       ==========

Weighted average common shares used in computing net loss per share                           3,637,320        4,629,255
                                                                                             ==========       ==========

Net loss per share                                                                           $    (1.00)      $    (0.38)
                                                                                             ==========       ==========